Exhibit 10.45

                              TERMINATION AGREEMENT
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         THIS TERMINATION  AGREEMENT (the  "AGREEMENT") is made and entered into effective as of February ___, 2002, by and between CELERITY SYSTEMS, INC., a Delaware corporation (the "Company"), and CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the "Investor").

                                    Recitals:
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         WHEREAS,  the Company and the  Investor  entered into an Equity Line of
Credit Agreement dated as of June 14, 2001 (the "EQUITY LINE OF CREDIT"); wherein the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, up to $10 million of the Company's common stock; and

         WHEREAS, the Company and the Investor entered into various agreements in connection with the Equity Line of Credit, including the Registration Rights Agreement dated as of June 14, 2001 and the Warrant Agreement dated as of August 27, 2001 pursuant to which the Company granted the Investor options to purchase 2,500,000 shares of common stock and the Escrow Agreement dated as of June 14, 2001. Collectively, the Agreement, the Registration Rights Agreement, the Warrant Agreement and the Escrow Agreement are referred to as the "TRANSACTION DOCUMENTS."

         NOW, THEREFORE, in consideration of the promises and the mutual promises, conditions and covenants herein contained and in the Agreement, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

      1. TERMINATION. Each of the parties to the Agreement hereby terminates its respective rights and obligations under the Transaction Documents. As a result of this provision, none of the parties shall have any rights or obligations under or with respect to the Transaction Documents. The Investor agrees to deliver to the Company the originally signed copy of the Warrant Agreement, which shall be promptly canceled by the Company.

      IN WITNESS WHEREOF, the parties have signed and delivered this Termination Agreement on the date first set forth above.

                                         CELERITY SYSTEMS, INC.

                                         By:
                                         Name:  Kenneth D. Van Meter
                                         Title: President

                                         CORNELL CAPITAL PARTNERS, LP

                                         By:  Yorkville Advisors, LLC
                                         Its: General Partner

                                         By:
                                         Name:  Mark A. Angelo
                                         Title: Portfolio Manager